Exhibit 23.3



                                CONSENT OF EXPERT
                        ---------------------------------

     This Consent of Expert (the "Consent") is granted this 14th day of November, 2005 by Sookochoff Consultants Inc., (the "Expert") to Claron Venture, Inc., a Nevada corporation (the "Company"), to be effective as of the date of signing.

     Pursuant to Item 601(b)(23) of Regulation S-B, the Expert hereby authorizes the Company to use and reference any professional works, publications, reviews, and/or estimates produced by the Expert for the purposes of filing a prospectus with the Securities and Exchange Commission, to be made publicly available. Furthermore, the Expert acknowledges that any professional judgment on his behalf may produce an impact on the Company's operating and financing strategies.

                                    * * * * *

     IN WITNESS WHEREOF, Sookochoff Consultants Inc. hereby consent to the aforesaid conditions and circumstances and agree to be named an expert pursuant to Section 7(a) of the Securities Act.

                         SOOKOCHOFF  CONSULTANTS  INC.

                         By:   /s/ Laurence Sookochoff
                               ---------------------------------
                         Its:  President
                               ---------------------------------
               Printed  Name:  Laurence Sookochoff
                               ---------------------------------

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